SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) Of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      January 5, 2001 (December 28, 2000)


                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                      0-20872                    41-0518430
      (State or other              (Commission File            (I.R.S Employer
      jurisdiction of                  Number)               Identification No.)
      incorporation)


             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 861-8140


                                 Not applicable
          (Former name or former address, if changed since last report.)

ITEM 2.  Acquisition or Disposition of Assets.

On December 28, 2000, St. Mary Land & Exploration Company (the "Company") acquired certain producing and nonproducing oil and gas properties in the Anadarko Basin in Oklahoma and Texas from JN Exploration and Production Limited Partnership, Colt Resources Corporation, Princeps Partners, Inc., and The William G. Helis Company, LLC (collectively, "JN et al") for a purchase price of $32.0 million in cash after normal purchase price adjustments. The Company utilized cash on hand and a portion of its existing credit facility with Bank of America to fund the acquisition. The transaction was consummated pursuant to an Agreement of Sale and Purchase dated October 16, 2000, effective as of September 1, 2000.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

     (a)    Financial statements of businesses acquired.

              Financial statements for the acquired properties are not required to be filed with this report.

     (b)    Pro forma financial information.

              Pro  forma  financial   statements,   which  give  effect  to  the
              acquisition of the acquired properties are not required to be filed with this report.

     (c)    Exhibits.

              The following exhibit is furnished as part of this report:

              Exhibit 10.1 Agreement of Sale and Purchase dated October 16, 2000, effective as of September 1, 2000; between JN Exploration and Production Limited Partnership, Colt Resources Corporation, Princeps Partners, Inc., and The William G. Helis Company, LLC (collectively, "JN et al") and St. Mary Land & Exploration Company.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       ST. MARY LAND & EXPLORATION COMPANY

Date: January 5, 2001                         By  /s/ MARK A. HELLERSTEIN
                                                  --------------------------
                                                  Mark A. Hellerstein
                                                  President and Chief Executive
                                                  Officer

Date: January 5, 2001                         By  /s/ RICHARD C. NORRIS
                                                  -------------------------
                                                  Richard C. Norris
                                                  Vice President - Finance,
                                                  Treasurer and Secretary